UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On September 21, 2017, Apollo Medical Holdings, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) at the company’s offices located at 700 North Brand Boulevard, Suite 1400
Glendale, California 91203 for the Company’s stockholders to vote on the following proposal:

Proposal No. 1 (Election of Directors):	To elect seven (7) directors, each to hold office until the 2018 annual meeting of stockholders of the Company or until a successor has been duly elected and qualified, or until his or her earlier resignation or removal.

Proposal No. 1 was the only proposal to be acted upon at the Annual Meeting. For additional information regarding such proposal, see the Company’s definitive proxy statement filed with the U.S. Securities Exchange Commission by the Company on July 31, 2017, with respect to the Annual Meeting.

At the close of business on July 26, 2017, the record date for the Annual Meeting, there were 6,033,495 shares of common stock, 1,111,111 shares of Series A preferred stock and 555,555 shares of Series B preferred stock, or an aggregate 7,700,161 shares of capital stock, of the Company issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the holders of 2,646,916 shares of common stock, 1,111,111 shares of Series A preferred stock and 555,555 shares of Series B preferred stock, or an aggregate 4,313,582 shares of capital stock, of the Company were present in person or by proxy, constituting a quorum for the meeting.

In voting with regard to Proposal No. 1, the Company’s stockholders may vote in favor of all persons nominated by the Company’s Board of Directors (the “Board”), withhold their votes as to all nominees or withhold their votes as to one or more specific nominees. In accordance with Delaware law and the Company’s Bylaws, the election of directors at the Annual Meeting was decided by a plurality of the “For” votes cast by the Company’s stockholders entitled to vote at the Annual Meeting. As a result, votes that are withheld and broker non-votes had no effect on the outcome of voting for Proposal No. 1. At the Annual Meeting, the Company’s stockholders elected each of the seven (7) persons nominated by the Board listed below under “Election of Directors” to serve as a director of the Company, and the voting results on Proposal No. 1 are set forth below under “Election of Directors”:

1.        Election of Directors:

			Broker
Nominee	For	Withheld	Non-Votes
Warren Hosseinion, M.D.	4,313,482	100	0
Gary Augusta	4,313,482	100	0
Mark Fawcett	4,313,482	100	0
Thomas Lam, M.D.	4,313,482	100	0
Suresh Nihalani	4,313,482	100	0
David Schmidt	4,313,482	100	0
Ted Schreck	4,313,482	100	0

Item 8.01 Other Events

Messrs. Nihalani and Schreck have notified the Company about their intention to resign as directors of the Company, if the proposed merger between the Company and Network Medical Management, Inc. (“NMM”) is consummated, as currently anticipated, during the twelve-month period following the Annual Meeting, in order to make available directorships that have been allocated pursuant to the terms of the merger agreement dated December 21, 2016 governing the proposed merger with NMM. Pursuant to Delaware law and the Company’s Bylaws, such vacancies could be filled by the remaining directors then in office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 25, 2017	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: President and Chief Executive Officer